EXHIBIT 11

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
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



                                                              THREE MONTH ENDED                 SIX MONTHS ENDED
                                                                  JUNE 30,                          JUNE 30,
                                                        ------------------------------    ------------------------------
                                                             1997           1996               1997           1996
                                                        --------------- --------------    --------------- --------------
Primary earnings per common share:

Net Income                                                $  2,739,809   $  1,665,112       $  4,528,963   $  2,704,140

Add interest on $2,000,000 convertible note
payable, net of tax                                                  -         29,700                  -         59,400

                                                        --------------- --------------    --------------- --------------
Net income as adjusted for calculation of primary
earnings per share                                        $  2,739,809   $  1,694,812       $  4,528,963   $  2,763,540

                                                        --------------- --------------    --------------- --------------
Weighted average number of common shares
outstanding                                                 10,726,457      8,000,000         10,726,457      8,000,000

Weighted average shares of common stock equivalents,
utilizing the treasury stock method                             18,745              -             13,484              -

Weighted average number of shares issuable
from assumed exercise of $2,000,000 convertible note
payable (a)                                                          -        503,853                  -        503,853

                                                        --------------- --------------    --------------- --------------
Weighted average number of shares, as adjusted for
calculation of primary earnings per common share            10,745,202      8,503,853         10,739,491      8,503,853
                                                        --------------- --------------    --------------- --------------
Primary earnings per common share                         $       0.26   $       0.20       $       0.42   $       0.32
                                                        --------------- --------------    --------------- --------------
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(a)  For 1996, represents the weighted average of 503,853 common shares from the assumed conversion of the 2,000,000 convertible note payable on May 26,
     1995.